EXHIBIT 5.1

February 3, 2023

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, Oregon 97006

Ladies and Gentlemen:

We have acted as counsel to WiSA Technologies, Inc., a Delaware corporation (the “Company”), in connection with the offering of 201,544 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”), exercisable for an aggregate of 381,762 shares of Common Stock (the “Pre-Funded Warrant Shares”), in accordance with the Securities Purchase Agreement (the “Securities Purchase Agreement”) between the Company and certain investors party thereto, pursuant to a prospectus supplement, dated January 31, 2023, and the accompanying base prospectus (together, the “Prospectus”) that form a part of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), originally filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022, and declared effective by the Commission on September 13, 2022. The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As counsel to the Company in connection with the issuance and sale of the Securities, we have examined: (i) the Company’s certificate of incorporation and bylaws, both as currently in effect; (ii) certain resolutions of the Board of Directors relating to the sale of the Securities (the “Resolutions”); (iii) the Securities Purchase Agreement; (iv) the Prospectus and the Registration Statement; (v) the Pre-Funded Warrants; and (vi) such other proceedings, documents, and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals, and the conformity with the originals of all documents, certificates, and instruments submitted to us as copies. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) we render no opinion as to the effect of the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the State of New York.

Based upon and subject to the foregoing, it is our opinion that (i) the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares have been duly authorized for issuance, (ii) when issued and delivered in accordance with the Securities Purchase Agreement against payment of consideration as contemplated therein, (a) the Shares and the Pre-Funded Warrants will be validly issued, (b) the Shares will be fully paid and non-assessable, and (c) the Pre-Funded Warrants will constitute valid and binding obligations of the Company, in accordance with their terms, and (iii) the Pre-Funded Warrant Shares, when issued and sold by the Company upon valid exercise of the Pre-Funded Warrants in accordance with the terms thereof, including, without limitation, payment of the consideration thereof described in the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, which forms a part of the Registration Statement and to the filing of this opinion with the Commission as an exhibit to a Current Report of the Company on Form 8-K. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP

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